FIRST AMENDMENT TO NET LEASE AGREEMENT This First Amendment to Net Lease Agreement ("First Amendnient") is made as of April 18, 2018, by and between 237 NORTH FIRST STREET HOLDINGS, LLC, , a Delaware·limited liability company ("Landlord''), and BLOOM ENERGY CORPORATION, a Delaware corporation (''Tenant,,). RECITALS A. Landlord and Tenant are parties to that certain Net Lease Agreement da~ for reference purposes only, as of April 4, 2018 (the "Lease"), pursuant to which Landlord currently leases to Tenant, and Tenant currently leases from Landlord, certain premises more particularly described in Paragraph 1.4 of the Lease. B. Landlord and Tenant now desire to modify and amend the Lease to correct the rentable square footages of the first floor and sixth floor space that is included in the Premises being leased by Landlord to Tenant under the Lease and to modify and amend the Base Rent schedule and certain other provisions of the Lease that are based upon the rentable square footage of the Premises being leased by Tenant NOW, THEREFORE, in consideration of the foregoing recitals and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto amend, modify and supplement the Lease as follows: 1. Defined Terms. Capitalized terms used in this First Amendment shall have the meaning ascribed to such terms in the Lease, wlless otherwise defined in this First Amendment. 2. Premises. Paragraph 1.4 of the Lease is hereby deleted in its entirety and the following is substituted in place thereof: "1.4 Premises. That certain space, consisting of (i) approximately five thousand three hundred seventy-two (5,372) rentable square feet on the first floor of that certain Building referred to in Paragraph 1.5 below, and shown cross hatched or otherwise identified on the floor plan attached hereto as Exhibit A-1, (ii) approximately thirty-two thousand seven hundred ninety-nine (32,799) rentable square feet on the fourth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-2, (iii) approximately thirty-two thousand seven hundred ninety-nine (32,799) rentab1e square feet on the fifth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched 01: otherwise identified on the floor plan attached hereto as Exhibit A-3 and (iv) approximately thirty-one thousand eight hundred twenty-five (31,825) rentable square feet on the sixth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-4. For 484U589-9106v1 SLF\24049007 -1-

purposes of this Lease, the total rentable square footage of the Premises is one hundred three thousand seven hundred forty-two (102,795) rentable square feet. (Paragraph 2~ 1 )" · · 4. · Base Rent. (a) Paragraph 1.10 of the Lease is hereby deleted in its entirety and the following is substituted in place thereof: "l.10 Base Rent: During the initial Lease Term, Tenant shall pay monthly Base Rent for the Premises to Landlord in accordance with the schedule set forth below: Lease Months During Tenn 01-06 07-12 13-24 2S-36 37-48 49-60 61-72 73-84 85-96 97-108 109-120 Monthly Base Rental Rates Per Rentable Square Foot lNNN} (Rounded to nearest one hundredth} $0.00/RSF• $2.75/RSF $2.83/RSF $2.92/RSF $3.01/RSF $3.10/RSF $3.19/RSF $3.28/RSF $3.38/RSF $3.48/RSF $3.S9/RSF Monthly Base Rent lNNN} so.oo• $282,686.2S $291,166.84 $299,901.85 $308,898.91 $318,165.88 $327,710.86 $337 ,S42.19 $347,668.46 $358,098.51 $368,841.47 • The Base Rent payable during each of the first six (6) full calendar months of the initial Lease Term (the "Abatement Period") is actually Two Hundred Eighty two Thousand Six Hundred Eighty-six and 2S/100 Dollars ($282,686.25) per month; however, Landlord agrees that such monthly Base Rent during the Abatement Period (the "Abated Rent'') shall be conditionally abated so long as no Default by Tenant (as defined in Paragraph 14 below) occurs during the initial Tenn of this Lease. In the event a Default by Tenant occurs during initial Tenn of this Lease and Landlord tenninates this Lease or Tenant's possession as a result thereof pursuant to Paragraph 14.1 below, then the unamortized portion of the Abated Rent (which Abated Rent shall be amortized over a period of one hundred fourteen (114) months) shall become immediately due and payable following 4848-8589-9106¥1 SLA2404S007 -2-

written demand of Landlord and Landlord shall be entitled to include such unamortized portion of the Abated Rent in the amount of rentals that it is otherwise entitled to recover from Terianf under Paragraph 14.l(d) below and under California Civil Code Section 1951.2. For sake of clarification, if the · Commencement Date is other than the first (1st) day of a calendar month, the Abatement Period will begin on the Commencement Date and will end on the day immediately preceding the six months anniversary of the Commencement Date (e.g., if the Commencement Date is December 10, 2018, then the Abatement Period will end on June 9, 2019 and Tenant will commence paying Base Rent for the Premises on June 10, 2019). Commencing as of the Commencement Date of this Lease and thereafter during the Tenn of this Lease. as such Term may be extended, Tenant shall be obligated to pay Tenant's percentage share of Operating Expenses pursuant to the terms of the Lease below. (Paragraph4) Within five (5) business days following the execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord the sum of $282,686.25, which shall be credited against the Base Rent payable during the seventh (7th) full calendar month of the initial Tenn,,, (b) Landlord acknowledges that Tenant bas already paid to Landlord the amount of $285,290.50 to be credited against the Base Rent payable during the seventh (7th) full calendar month of the initial Term. As a result of such overpayment of Base Rent to be credited to the seventh (7th) full calendar month of the initial Term, Landlord shall, not later than five (5) business days following the execution of this First Amendment, refund to Tenant the sum of Two Thousand Six Hundred Four and 25/100 Dollars ($2,604.25). 5. Tenant's Percentage Share. The first sentence of Paragraph 1.12 of the Lease is hereby deleted in its entirety and the following is substituted in place thereof: "Fifty-six and seventy-eight one hundredths percent (56.78%),,, 6. Cash Security Deposit (a) Paragraph 1.13 of the Lease is hereby deleted in its entirety and the following is substituted in place thereof: "1.13 Cash Security Deposit: Three Hundred Sixty-eight Thousand Eight Hundred Forty-one and 47/100 Dollars ($368,841.47)" (b) Landlord acknowledges that Tenant has already paid to Landlord the amount of $372,239.40 as the cash Security Deposit under the Lease. As a result of such overpayment of the cash Security Deposit, Landlord shall, not later than five (5) business days following the execution of this First Amendment, refund to Tenant the sum of Three Thousand Three Hundred Ninety-seven and 93/100 Dollars ($3,397.93). 4846-8589-9106¥1 SLF\24049007 -3-

7. Parking. Paragraph 1.15 of the Lease is hereby amended, in part, to delete ''Three hundred forty.two twenty four (342)" and substitute in place thereof "Three hundred thirty-nine (339)". · · · 8. · Improvement AIIQW&Qce. The first sentence · of Paragraph 6(a) of the Improvement Agreement attached as Exhibit C to the Lease is hereby amended in part to delete "Ten Million Three Hundred Seventy-four Thousand Two Hundred and 00/100 Dollars ($10,374,200.00)" and 'Sllbstitute in place thereof "Ten Million Two Hundred Seventy-nine Thousand Five Hundred and 00/100 Dollars ($10,279,SOO.OO)". 9. Additional Improvement Allowance. The first sentence of Paragraph 6(b) of the Improvement Agreement is hereby amended in part to delete "Two Million Seventy-four Thousand Eight Hundred Forty and 00/100 Dollars ($2,074,840.00)" and substitute in place thereof .. Two Million Fifty-five Thousand Nine Hundred and 00/100 Dollars ($2,055,900.00)". 10. Preliminary Space Plan Allowance. The first sentence of Paragraph 6(e) of the Improvement Agreement is hereby amended in part to delete ''Ten Thousand 'Three Hundred Seventy-four and 20/100 Dollars ($10,374.20)" and substitute in place thereof"Ten Thousand Two Hundred Seventy-nine and 50/100 Dollars ($10,279.50)". 11. Authority. Tenant and Landlord each represents to the other that each individual executing this First Amendment on behalf of such party is duly authorized to and does execute and deliver this First Amendment pursuant to express authority from such party and that this First Amendment is binding upon and enforceable against such party in accordance with its tenns. 12. Effect of First Amendment. Except as modified herein, the terms and provisions of the Lease shall remain unmodified and continue in full force and effect In the event of any conflict or inconsistency between the tenns and provisions of this First Amendment and the terms and provisions of the Lease, the tenns and provisions of this First Amendment shall prevail. 13. Countemarts; Facsimile Signatures. This First Amendment may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument. The signatures of any party or parties on this First Amendment transmitted by facsimile or pdf. email shall be deemed the same as an original signature and shall be binding on the party transmitting the same. 14. Effectiveness of First Amendment This First Amendment shall not become effective until consented to in writing by Landlord's lender, Bank of the Ozarks. [balance of page is intentionally blank; signature page follows on next page] 4846-8589-9101M SLF\2404S007 -4-

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year written below.

LANDLORD:

237 NORTH FIRST STREET HOLDINGS, LLC,
a Delaware limited liability company

By: ______________________
Name: Aaron A. Giovara
Title: Authorized Signatory

Dated: November ___, 2018

TENANT:

BLOOM ENERGY CORPORATION,
a Delaware corporation

By: ______________________
Name: Shawn M. Soderberg
Title: EVP, Legal Counsel and Secretary

By: ______________________
Name: ______________________
Title: ______________________

Dated: November 5, 2018

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